                                                            EXHIBIT 99
[Kaiser Group International, Inc.
Letter Head]



FOR IMMEDIATE RELEASE                           Press Contact: Mary Rekenthaler
----------------------                          -------------------------------
                                                                   703/934-3086
                                                Investor Contact:  Shaun Martin
                                                                   703/934-3570


KAISER GROUP INTERNATIONAL TO BE SUSPENDED BY NYSE - TRADING TO MOVE TO NASD'S OTC BULLETIN BOARD

Company Decides Not to Implement Reverse Stock Split

FAIRFAX, VA, Mar. 3, 2000 Kaiser Group International, Inc. (NYSE: KSR) announced today that the New York Stock Exchange (NYSE) will suspend the trading of the Company's common stock prior to opening March 8, 2000 and will make the appropriate filings with the SEC. The Company's common stock will then begin trading on the National Association of Securities Dealers' OTC Bulletin Board Service on the date of suspension. The action results from the fact that the closing price of the Company's common stock on a 30 trading-day average has been less than $1.00 per share for the past six months. Additionally, the Company decided not to implement the reverse split of its common stock previously approved by the Company's shareholders at the November 4, 1999 annual meeting. Given the current status of the Company's efforts to restructure its debt, the Company did not feel that it was in the interest of its shareholders to effect the reverse split at this time and risk the possible decrease in aggregate share value sometimes associated with reverse splits.

The Company previously submitted a business plan to the NYSE to demonstrate actions the Company has taken, or planned to undertake, to bring its stock into conformity with the NYSE continued listing standards: $50 million of global market capitalization and $50 million of shareholders' equity as well as the minimum 30 trading-day global market capitalization of $15 million. That plan was approved and accepted by the NYSE. However, based on a variety of factors, including operating losses resulting from disappointing revenues and margins experienced during the fourth quarter of 1999 and the unacceptable terms of the commitment received in December for a credit facility, the Company was unable to complete its debt restructuring as contemplated by the plan submitted to the NYSE.

The Company plans to trade on the OTC Bulletin Board Service, and Jefferies & Company, Inc. has applied to serve as its market maker. Once trading begins on the OTC Bulletin Board Service, stockholders will be able to access stock quotations and trade the Company's common stock through any brokerage or on-line service. Additional information about the OTC Bulletin Board Service is available through their website at "www.OTCBB.com."
                                    --------------

The Company will issue a press release early next week indicating its new ticker symbol on the OTC Bulletin Board.

About the Company
-----------------

Headquartered in Fairfax, Virginia, Kaiser Engineers is one of the United States' largest companies providing engineering services, project management, construction management, and program management. Its more than 3,000 employees, located in 30 offices around the world, serve the market areas of transit and transportation; alumina/aluminum and mining/minerals; facilities and water/wastewater; iron and steel; and microelectronics and clean technology. Kaiser Group International, Inc., the parent company of Kaiser Engineers, reported gross revenue of more than $1.2 billion for the 12 months ended December 31, 1998. All references to Kaiser indicate Kaiser Group International, Inc. and any of its subsidiaries.

Forward-Looking Statements and Certain Factors Affecting Kaiser and Its
-----------------------------------------------------------------------
Businesses
----------

This release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which are identified by the use of forward-looking terminology such as "may," "will," "could," "should," "expect," "believe," "anticipate," "aim," "intend," "plan," "estimate," or "continue" or the negative thereof or other variations thereof. Such forward-looking statements are necessarily based on various assumptions and estimates and are inherently subject to various risks and uncertainties, including risks and uncertainties relating to the possible invalidity of the underlying assumptions and estimates, that may cause actual results to differ materially from those stated or implied by these forward-looking statements. These forward-looking statements also are subject to company-specific risks and uncertainties, such as: the company's access to commercial lines of credit and commercially satisfactory contract performance guarantee mechanisms, including performance bonds; the ability of Kaiser-Hill Company, LLC to enter into a new contract with the U.S. Department of Energy concerning provision of services at the DOE's Rocky Flats (Colorado) site; and the company's ability to: maintain existing contracts (including contracts with the federal government) at their existing or at improved levels, accurately estimate and recover costs incurred on fixed-price contracts, sign new contracts in established or new markets (including international markets), conclude and implement successfully certain acquisitions and joint-venture relationships, retain and attract key personnel, manage significant contingent liabilities arising out of prior operations and contacts, manage cash flow and liquidity needs, and avoid significant environmental fines, penalties and liabilities.